                               AMENDMENT TO FUND            EXHIBIT 1.A(8)(b)(i)
                            PARTICIPATION AGREEMENT
                            -----------------------

The Fund Participation Agreement made by and among Security Life of Denver ("Insurance Company"), Van Eck Investment Trust ("Trust") and the Trust's investment adviser, Van Eck Associates Corporation ("Adviser") is amended as follows:

     The Exhibit A (Amended) attached hereto is substituted for the original Exhibit A.



SECURITY LIFE OF DENVER



                                              By
----------------------------                    --------------------------------
Date


VAN ECK INVESTMENT TRUST



                                              By
----------------------------                    --------------------------------
Date


VAN ECK ASSOCIATES CORPORATION



                                              By
----------------------------                    --------------------------------
Date

EXHIBIT A (Amended)


FUNDS

Worldwide Bond Fund
Worldwide Emerging Markets Fund
Worldwide Real Estate Fund
Worldwide Balanced Fund
Worldwide Hard Assets (previously known as Gold and Natural Resources)